As filed with the Securities and Exchange Commission on July 23, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2003 (July 23, 2003)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Item 7.    Financial Statements and Exhibits

(c) Exhibits

99.1	GlobalSantaFe Report of Second Quarter 2003 Financial Results.

Item 9.    Regulation FD Disclosure

The following information is furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition) in accordance with Securities and Exchange Commission Release No. 33-8216.

Our news release dated July 23, 2003, concerning second quarter 2003 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The news release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the news release.

In the attached news release, we discuss net income, excluding the benefit of an unusual legal settlement, on a total and per share basis for the six months ended June 30, 2003. This information is provided because management believes that the settlement is an unusual item unrelated to the operational performance of the Company for the period and, accordingly, that providing the amount of net income excluding this item will help investors compare results between two periods.

The information furnished pursuant to this Item 9, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: July 23, 2003	By:	/s/ James L. McCulloch
James L. McCulloch Senior Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	GlobalSantaFe Report of Second Quarter 2003 Financial Results.